Labor Contract

Party A: Taian Ruitai Cellulose Co., Ltd
Authorized Representative: Lu Xingfu

Party B: Ma Dianmin

Sex:	Male Education Level: Undergraduate Birth Date: August 15, 1966
ID Card Number: 370922660815697
Address: Family Member Courtyard, Taian Ruitai Cellulose Co., Ltd

1. This Contract is executed in accordance with the Labour Law of People's Republic of China and Labour Contract Regulation of Shandong Province.

In the principle of mutual equality and voluntary basis, and through friendly negotiation, both Party A and Party B agree to sign the labor contract subject to the following terms and conditions:

2. Term of the Contract

The term of this contract is for ten years and shall commence on October 6, 2000, and shall continue until October 6, 2010.

3. Job Description and Working Conditions

1) Party B agrees to act as the General Manger of Party A according to the requirements of Party A and fulfill the working task, quality and quantity index as required by Party A.

2) Party A shall, according to the specific requirements of the post, provide Party B with proper labor security and sanitary conditions and necessary labor protection articles in conformity with the stipulation of the country, reasonable equip Party B with necessary working instruments, and offer secure and healthful working environment to Party B.

The working hours of Party B shall be subject to the provisions set forth by Party A.

4. Rights and Obligations of Party A

1) Obligations of Party A

a) Abide by the laws, rules, regulations and policies of the country, respect the staff’s spirit of ownership, and develop an enterprise environment benefit to give full play to staff’s initiativeness and creativity.

b) Take the responsibility to offer Party B with education and training services in respects of politics and ideology, professional ethics, business technology, secure production, law and discipline compliance and Company’s bylaws.

c) Establish and improve the staff representative conference and other democratic administration system, ensure and give incentive to the participation of staffs in democratic administration of Company, supervise the administrative work of the Company, and protect the legal rights and benefits of all staffs.

d) Party A shall pay a monthly remuneration to Party A in full and on time and shall also provide Party B with relevant insurance and welfarisim treatment. Furthermore, Party A shall strictly follow the lowest salary insurance system as stipulated by the country and the government. Matters regarding to employee's pension insurance shall be governed in accordance with the current applicable provisions of the country.

e) Party A shall strictly abide by the working hours system carried out by the country. In case of the production requirements, the working hours may be extended with the prior approval of labor union and Party B, but it shall not violate any applicable provision of the country and additional salary shall be paid to Party B for his overtime work.

f) Party A shall not terminate the labor contract herein in case that Party B suffers from any of the following circumstances:

i. This labor contract has not expired and Party B is not subject to the satisfaction of terms and conditions for the termination of the labor contract as set forth in Article 4, 2) c) herein;

ii. Party B has had an occupational disease or injured when working for Party A and has been identified as disabled or partially disabled;

iii. Party B becomes sick or suffers injuries, which is within a prescribed medical treatment period;

iv. Female staff is on pregnancy, maternity or nursing leave;

v. Other circumstance as may specified by laws, rules and regulations.

1) Rights of Party A

Party A will perform the management work and carry out the system of reward and penalties in accordance with the relevant provisions of the country and bylaws legally prepared and implemented by the Company. During the term of this labor contract, Party A may, as it may be required by the production demand and agreed by both parties, reasonably adjust the working post of Party B or designate Party B to be engaged in other temporary and special works.

Party A may terminate the labor contract herein if Party B is subject to any of the following circumstances:

a) Party B is proved to have not met the hiring conditions during the probation period;

b) Materially violate relevant labor disciplines or bylaws of Party A;

c) Party B neglects his duty and is engaged in malpractice for personal gains, causing substantial loss to Party A;

d) Party B is held criminally liable or under reeducation through labor in accordance with law;

e) In the event that Party B becomes sick or suffers non-work related injuries, after Party B's medical leave has ended, Party B still has not recovered, or although Party B has recovered, Party B cannot perform the work on the original duty post or any other work arranged by Party A;

f) In the event that Party B is not competent for his/her work, after being trained or adjusted to change for another working post, Party B still can not be competent for such new work;

g) There have been major changes to in objective circumstances used as the basis for the execution of this Contract, rendering it impossible to perform the original Contract, and the parties are still not able to reach an agreement on changes to this Labor Contract after their consultations;

h) Party A is under the process of bankruptcy and reorganization or Party A confronts with business operation difficulty and staff cut-off is actually needed.

Party A shall give 30 day’s prior notice to Party B if Party A intends to terminate the contract herein according to the stipulation of e), f), g) or h) of this Article above

5. Rights and Obligations of Party B

1) Abide by the laws, rules, regulations and policies of the country, cultivate the staff’s spirit of ownership, and protect the benefits of the country and Party A;

2) Exert great efforts to participate in the educational and training program offered by Party A with regard to politics and ideology and professional ethics, etc., follow the labor security and sanitation rules and procedure, and abide by labor disciplines and professional ethics;

3) Accept and use great efforts to complete the production and working task designated by Party A, reach the relevant indexes set forth by Party A, and constantly upgrade the business technologies;

4) Abide by various rules and bylaws as stipulated by Party A and be subject to the leadership and management of Party A;

5) Perform other obligations as described by laws, rules and regulations;

6) Party B shall not bring forward the termination of this contract under any of the following circumstances:

a) Party B has received the training programs sponsored by Party A and has not fulfilled the service term as described herein;

b) Party B is responsible for important tasks in connection with production, business operation, and scientific and research work, which has not been completed;

c) Party B is subject to economic indemnification claim, economic penalty or law and discipline punishment, which has not been settled up.

2) Rights of Party B

a) Right of being legally paid for labor services rendered;

b) Right of rest;

c) Right of acquirement of insurance and welfarism treatment, promotion reward, labor security and sanitation protection, and professional technology and skill training.

d) Right of submission of labor disputes for settlement;

e) In case that relevant authorities has confirmed that the labor security and sanitary conditions are so bad as to do harms to the health of staffs, and Party A dose not adopt any necessary measure to make improvement in this regard, Party B has the right to refuse the works arranged and offered by Party A.

f) In case that this labor contract is terminated in accordance with the laws, rules or regulations, Party B shall be entitled to be provided with a lump sum economic compensation and other indemnifications for medical expenses, etc.

g) Other rights as may be described by laws, rules and regulations;

h) Subject to any of the following circumstances, Party B may notify Party A of the termination of this contract:

i. Within the probation period;

ii. Party A forces Party B to perform labor through force, threat or illegal restriction on Party B's personal freedom;

iii. Party A fails to pay labor compensation or provide work conditions as set forth herein;

Except for the provision h) of Article 2) of this Article 5, Party B shall give 30 day’s prior notice to Party A in writing in case that Party B intends to terminate this contract pursuant to relevant provisions herein.

6. Upon the expiry of this labor contract, the employment relationship between Party A and Party B shall terminate, and a corresponding procedure for this termination shall go through. The labor contract of the two parties hereto may also be extended as agreed by both parties, and in case that any party intends to extend the labor contract, it shall notify the other party in writing 30 days prior to the expiry of this contract.

7. Both Party A and Party B shall strictly perform their respective obligations herein upon the execution of this contract. Any party who arbitrarily quits the job shall bear the responsibility and be subject to pay RMB for breach of contract herein. In case that any party has breached the contract and caused any economic loss to the other party, such party shall compensate the other party in accordance with the relevant laws and regulations of PRC.

8. Where a labor dispute between the parties takes place during the performance of this Contract, the parties may apply to the labor dispute mediation committee of their unit for mediation; if the mediation fails, any party hereto may directly apply to the municipal labor dispute arbitration committee for arbitration within 60 days starting from the date of the occurrence of a labor dispute. If any of the two parties is not satisfied with the adjudication of arbitration, such party may bring the case to a people's court within 15 days of the date of receiving the ruling of arbitration.

9. Any matter not covered herein shall be governed or executed in accordance with the laws, rules and regulations of the country. In case that there are any new provisions or regulations to be enacted, such new provisions or regulations shall prevail.

10. All other matters as agreed by both parties here to for compliance and execution are set forth in appendices herein.

11. This contract is made in duplicate and each party holds one.

12. This contract shall take effect as from the date of execution on October 6, 2000.

13. Appendix

After the execution of this contract by both Party A and Party B, in case that Party B is a professional technician or kind of staffs who shall sign another confidentiality contract, he/she shall also sign with Party A confidentiality contract and security agreement, which will be deemed as the appendices of this contract and have the same legal effects.

IN WITNESS WHEREOF, the two parties hereto have caused this Agreement to be executed by their respective duly authorized officers as from the date hereinblow.

Party A: Taian Ruitai Cellulose Co., Ltd

Authorized Representative: _______________________
Lu Xingfu

Date: October 6, 2000

Party B: Ma Dianmin

Authorized Representative: _______________________

Date: October 6, 2000